UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2010

SMARTHEAT INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34246	98-0514768
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

A-1, 10, Street 7 Shenyang Economic and Technological Development Zone Shenyang, China	110027
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +86 (24) 2519-7699

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement.

On February 1, 2010, SmartHeat Inc., a Nevada corporation (the “Company”), entered into an employment agreement (the “Employment Agreement”) with Mr. Xudong Wang (the “Executive”) as Vice President of Strategy and Development. Pursuant to the Employment Agreement, which terminates on June 30, 2013, the Executive is entitled to a base salary of RMB 70,000 per month payable each month and benefits generally available to other executives of the Company. In addition, the Company shall grant to the Executive options to purchase an aggregate of 50,000 shares of common stock of the Company, par value $.001 per share (the “Common Stock”), with options to purchase 25,000 shares vesting on June 30, 2011 and options to purchase the remaining 25,000 shares vesting on June 29, 2012. The grant of the options became effective upon the execution of the Employment Agreement and may be exercised at the price of U.S. $11.85 per share, which was the closing price of the Common Stock of the Company on the NASDAQ Global Market on February 1, 2010. The Company may terminate the Employment Agreement at any time without notice for cause and the Executive shall be entitled solely to any accrued and unpaid salary through the effective date of the termination for cause. The Executive may voluntarily terminate his employment for any reason with thirty (30) days prior written notice and shall be entitled to any accrued and unpaid salary and vacation through the effective date of such termination and all other compensation and benefits that were vested through such termination date. In the event that the Executive terminates his employment without notice, it shall be deemed a termination by the Company for cause. The Employment Agreement also contains a six (6) month non-competition prohibition following the termination of the Executive’s employment.

The foregoing description of the Employment Agreement is not intended to be complete and is qualified in its entirety by the complete text of the Employment Agreement attached to this current report on Form 8-K as Exhibit 10.18.

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On February 1, 2010, the Board of Directors of the Company (the “Board”) approved an increase in the annual compensation for Mr. Jun Wang, Chairman and Chief Executive Officer, to a base salary of U.S. $150,000 per year, effective as of February 1, 2010. The remaining terms of Mr. Wang’s employment agreement with the Company dated January 1, 2008 (the “Existing Employment Agreement”) remain in effect. The Company filed the Existing Employment Agreement as Exhibit 10.1 to its Current Report on Form 8-K dated April 18, 2008.

On February 1, 2010, the Board approved an award to Mr. Arnold Staloff, director of the Company, of a bonus of U.S. $15,000 in consideration of his assistance to the Company in identifying acquisition candidates, business development activities and negotiation of various agreements on behalf of the Company in the United States, all of which are outside his normal duties as a member of the Board and Chairman of the Audit Committee.

Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits

Exhibit	Description

Exhibit 10.18	Employment Agreement, dated February 1, 2010, between SmartHeat Inc. and Xudong Wang

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 1, 2010

SMARTHEAT INC.

By:	/s/ Zhijuan Guo
Name:	Zhijuan Guo
Title:	Chief Financial Officer